UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 4, 2018

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01 Other Events	3
SIGNATURE	4

Item 8.01	Other Events

On August 29, 2018, Ensco plc (“Ensco” or the “Company”) received a letter from the Division of Enforcement of the U.S. Securities and Exchange Commission (the “SEC”) informing Ensco that the Division has concluded its investigation into alleged irregularities related to a drilling services contract for ENSCO DS-5 and does not intend to recommend any enforcement action against the Company.  On August 31, 2018, Ensco received a letter from the U.S. Department of Justice (the “DOJ”) stating that the DOJ had closed its inquiry into the matter and acknowledging Ensco’s full cooperation in the investigation.
Ensco previously disclosed an internal investigation of alleged irregularities related to a drilling services agreement between an acquired subsidiary, Pride International LLC (“Pride”), and Petrobras for ENSCO DS-5 that was executed in 2008. After becoming aware of the alleged irregularities in 2015, Ensco voluntarily contacted the SEC and the DOJ to advise them of the investigation and continued to update and cooperate with both agencies over the course of the investigation. The Company’s investigation did not identify any evidence that Pride or Ensco or any of their current or former employees were aware of or involved in any wrongdoing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date:	September 4, 2018	/s/ Michael T. McGuinty Michael T. McGuinty Senior Vice President, General Counsel and Secretary

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